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IBM CREDIT CORPORATION

                          TERM LEASE MASTER AGREEMENT

Name and Address of Lessee:  STARTEC GLOBAL OPERATING CO                       Agreement No.:  8414108
                             10411 MOTOR CITY DR
                             BETHESDA, MD 20817-1008
                                                                           Branch Office No.:  SNU


Branch Office Address:       IBM CORPORATION                                    Customer No.:  8414109
                             4111 NOTHSIDE PKWY
                             ATLANTA, GA 30327
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The Lesser under this Term Lease Master Agreement ("Agreement") is a) IBM
Credit Corporation, a subsidiary of International Business Machines
Corporation ("IBM"); b) a partnership in which IBM Credit Corporation is a partner; or c) a business enterprise for which IBM Credit Corporation is acting as agent ("Lessor"). The "Lessee" is the business entity indicated on the signature line below. Any Parent, Subsidiary or Affiliate of Lessee may enter into a Lease and/or Financing Transaction (each as defined below) under this Agreement by signing a Term Lease Supplement. ("Supplement") referencing this Agreement and so will be bound to the terms and conditions of this
Agreement as Lessee. For the purposes of this Agreement, "Parent" shall mean a business entity that owns or controls a majority interest of Lessee;
"Subsidiary" shall mean a business entry a majority interest of which is owned or controlled by Lessee; and "Affiliate" shall mean a business entity under common majority control with Lessee. A Lease or Financing Transaction under this Agreement shall be effective when a Supplement listing equipment to be leased ("Equipment") and software program licenses, maintenance, services, and other one-time charges to be financed ("Financed Items") is signed by both parties. Equipment includes any internal programming that is integral to the Equipment's functioning ("Licensed Internal Code"). Lessee may acquire Equipment and Financed Items from IBM, Lessor, or any other manufacturer, vendor or provider ("Lessee's Supplier"). The terms of (a) the
Supplement; (b) any applicable attachments; and (c) this Agreement each as may be amended by addenda, shall constitute the lease for the Equipment
("Lease") and Financing Transaction for the Financed Items ("Financing
Transaction") listed in the applicable Supplement. Some Leases or Financing
Transactions may have additional terms that will be specified in attachments or addenda. Terms in a Supplement and related attachments or addenda will apply only to the Lease and/or Financing Transaction represented by that
Supplement. The headings of the Paragraphs are inserted for convenience only.

     1.  OPTIONS. Each Supplement shall constitute a single Lease and/or
Financing Transaction but for each line item listed there will be a Lease or Financing Transaction option indicated. The various options are described in the "Option Codes" table on the Supplement.

     2. CREDIT REVIEW. For each Lease or Financing Transaction, Lessee consents to a reasonable credit review by Lessor.

     3. AGREEMENT TERM. This Agreement shall be effective when signed by both parties and may be terminated by either party upon one (1) month prior written notice. Each Lease or Financing Transaction then in effect, however, shall remain subject to the terms and conditions of this Agreement until its expiration or termination.

     4. LESSOR CHANGES. Lessor may, with at least three (3) months prior written notice to Leasee, change the terms of this Agreement. Such changes will apply only to Leases and Financing Transactions that begin after the effective date specified in the notice, and only if Lessee does not notify
Lessor that it does not agree to the changes.

     5.  SURVIVAL OF OBLIGATIONS. Lessor's and Lessee's obligations under this
Agreement, which by their nature would continue beyond the expiration or termination of a Lease or Financing Transaction, will survive the expiration or termination of a Lease or Financing Transaction.

     6.  SELECTION AND USE OF EQUIPMENT, PROGRAMMING AND LICENSED PROGRAM
MATERIALS. Lessee agree that it did not rely on the Lessor, nor is the Lessor responsible, for the selection, use of, and results obtained from the Equipment or Financed items. Nothing in the Agreement is intended to limit any rights Lessee may have with respect to Lessee's Supplier or the Equipment manufacturer.

     7.  ASSIGNMENT TO LESSOR. Lessee assigns to Lessor, effective upon
Lessor signing the Supplement, its right to purchase from and its obligation to pay its Supplier. All other rights and obligations as defined in the agreement between Lessee and Lessee's Supplier governing the purchase of the Equipment ("Purchase Agreement") shall remain with Lessee. Lessee represents that it has reviewed and approved the Purchase Agreement. Lessor will not modify or rescind the Purchase Agreement.

     8. LEASE NOT CANCELLABLE; LESSEE'S OBLIGATIONS ABSOLUTE. Once the Term of any Lease or Financing Transaction has begun as described in Paragraphs 13 and 14, Lessee's commitments herunder become irrevocable and independent of acceptance of the Equipment. Lessee's obligation to pay all Rent and other amounts required to be paid by Lessee under this Agreement is absolute and unconditional and shall not be affected by any right of set-off or defense of any kind whatsoever, including any failure of the Equipment or a Financed
Item to perform, or any representations by Lessee's Supplier. Lessee shall make any claim solely against Lessee's Supplier, the Equipment manufacturer or other third party if the Equipment or a Financed Item is unsatisfactory for any reason.

     9. WARRANTIES. Lessor passes through to Lessee, to the extent permitted, all applicable warranties made available by Lessee's Sup-

THIS AGREEMENT, AND ANY APPLICABLE SUPPLEMENT, ATTACHMENTS OR ADDENDA ARE
THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT REGARDING EACH LEASE OR
FINANCING TRANSACTION. THESE DOCUMENTS SUPERSEDE ANY PRIOR ORAL OR WRITTEN
COMMUNICATIONS BETWEEN THE PARTIES. IF THERE IS A CONFLICT OF TERMS AMONG THE
DOCUMENTS, THE ORDER OF PRECEDENCE WILL BE AS FOLLOWS: (A) ATTACHMENTS OR
ADDENDA TO A SUPPLEMENT, (B) SUPPLEMENT, (C) ATTACHMENTS OR ADDENDA TO THIS
AGREEMENT, (D) THIS AGREEMENT. DELIVERY OF AN EXECUTED COPY OF ANY OF THESE
DOCUMENTS BY FACSIMILE OR ANY OTHER RELIABLE MEANS SMALL BE DEEMED TO BE AS
EFFECTIVE FOR ALL PURPOSES AS DELIVERY OF A MANUALLY EXECUTED COPY. LESSEE
ACKNOWLEDGES THAT LESSOR MAY MAINTAIN A COPY OF THE DOCUMENTS IN ELECTRONIC
FORM AND AGREES THAT A COPY REPRODUCED FROM SUCH ELECTRONIC FORM OR ANY OTHER
RELIABLE MEANS (FOR EXAMPLE, PHOTOCOPY, IMAGE OR FACSIMILE) SHALL IN ALL
RESPECTS BE CONSIDERED EQUIVALENT TO AN ORIGINAL. IF INDICATED HERE, THE
FOLLOWING ATTACHMENTS SHALL APPLY TO AND BE INCORPORATED BY REFERENCE IN THIS
AGREEMENT:

-------------------------------------------------------

-------------------------------------------------------
Accepted by:
IBM CREDIT CORPORATION

By:
   ----------------------------------------------------
                   Authorized Signature
   ----------------------------------------------------

Lessee may not modify or change the terms of this agreement without the Lessor's prior written consent. /_____________/

                                 Lessee Initial

LEASEE: STARTEC GLOBAL OPERATING CO

By:
     -------------------------------
          Authorized Signature


------------------------------------

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Supplier and/or by the Equipment manufacturer in the Purchase Agreement.
Lessor represents and warrants that neither Lessor, nor anyone acting or claiming through Lessor, by assignment or otherwise, will interfere with Lessee's quiet enjoyment of the Equipment so long as no event of default by Lessee or anyone acting or claiming through Lessee shall have occurred and be continuing. During the Term of the Lease, Lessor assigns to Lessee all the rights that Lessor may have to be defended by Lessee's Supplier and/or by the Equipment manufacturer under any patent and copyright provisions in the Purchase Agreement. EXCEPT AS EXPRESSLY PROVIDED ABOVE, LESSOR MAKES NO
WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT
LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE. AS TO LESSOR, LESSEE LEASES THE EQUIPMENT AND TAKES ANY
FINANCED ITEM "AS IS". IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY FOR, NOR
SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR, CONSEQUENTIAL DAMAGES, ANY
LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER COMMERCIAL LOSS. This shall in no way affect Lessee's rights and remedies against Lessee's Supplier and/or the Equipment manufacturer.

     10. LESSEE AUTHORIZATION. Lessee is authorized to act on Lessor's behalf concerning delivery and installation of the Equipment and any warranty service for the Equipment, including any programming services. Lessor represents and warrants that it has the right to grant the authorization and rights to Lessee referred to in this Paragraph.

     11. DELIVERY AND INSTALLATION. Lessee is responsible for the delivery, installation and acceptance of the Equipment and any Financed Item and shall pay any delivery and installation charges not paid by Lessee's Supplier.
Lessor shall not be liable for any delay in, or failure of, delivery of the Equipment or Financed Items unless provided by Lessor.

     12. USED EQUIPMENT LEASES. For used Equipment supplied by Lessor, the following provisions apply. The Equipment is subject to prior disposition at any time prior to Lessor's acceptance of a signed Supplement. The Equipment is provided "as is", without any warranty whatsoever by Lessor, in accordance with Paragraph 9. However, provided that the Equipment is unmodified since the date of delivery; has been manufactured and assembled by or for IBM; and has been installed and maintained by IBM, Lessor guarantees Lessee's satisfaction with the quality of the Equipment for three (3) months following the "Release Date" indicated on the face of the Supplement. If Lessee is dissatisfied with the Equipment for any reason, Lessee may notify Lessor within three (3) months of the Release Date and, at Lessor's option, the Equipment will either be (a) replaced with equivalent Equipment or (b) returned to Lessor and the Lease terminated and any Rent payments made to Lessor refunded to Lessee. If Lessee cancels its commitment to Lease the Equipment after Lessor signs the applicable Supplement but before the Equipment is delivered and accepted by Lessee, then Lessee shall be liable to Lessor for three (3) months Rent as liquidated damages. Lessor shall bear the risk of loss or damage to the Equipment during transit from the pick-up location to Lessee's location, provided the Equipment is transported by a carrier designated by Lessor.

     13. RENT COMMENCEMENT DATE. Unless otherwise stated on the applicable
Supplement, the Rent Commencement Date shall be (a) for Equipment supplied by IBM, the day following the date of installation of the Equipment as provided for in the Purchase Agreement; (b) for Equipment supplied by Lessor, the earlier of the date of installation or fourteen (14) days after the Release
Date as specified in the Supplement; (c) for Equipment supplied by Lessee's
Supplier, the date Lessee designates on a certificate of acceptance; or, (d) for Financed items, the date Lessor makes funds available to Lessee or Lessee's Supplier.

    14. LEASE TERM. The Lease or Financing Transaction shall be effective when the Supplement is signed by both parties. The initial Term of the Lease or Financing Transaction shall begin on the Rent Commencement Date and shall expire at the end of the number of months specified as "Term" in the Supplement. Except for Equipment supplied by Lessor, if Lessee cancels its order with Lessee's Supplier prior to installation or discontinues any Financed Item prior to the date Lessor makes funds available, the Lease or Financing Transaction with respect to that item shall terminate without penalty.

     15. RATE PROTECTION. The Rates stated on the Supplement are not subject to change provided the Supplement is signed and returned to Lessor by the date indicated on the Supplement and the Equipment is installed by the end of the month of the Estimated Commencement Date stated on the Supplement.

     16. RENT. During the initial Term, Lessor shall invoice and Lessee shall pay Rent for each Payment Period as specified in the Supplement. Lessee's obligation to pay shall begin on the Rent Commencement Date. When the Rent
Commencement Date is not on the first day of a calendar month and/or when the initial Term does not expire on the last day of a calendar month, the applicable Rent for the first and last payment will be prorated on the basis of 30-day months.

    17. RENEWAL. Lessee may, upon at least one (1) month prior written notice to Lessor, renew the Lease with respect to any one item of Equipment, provided Lessee is not then in default. Lessor shall offer a renewal Term of one (1) year but may, if requested, offer different renewal Terms. For
Equipment line items with a fair market value end-of-Lease renewal option, the renewal Rent shall be the projected fair market rental value of the Equipment as of the commencement of such renewal Term. For Equipment line items with a prestated end-of-Lease renewal option, the renewal Rent shall be one-half of the prestated Purchase Percent multiplied by the Unit Purchase
Price stated in the Supplement and such renewal Rent payments will be annual and payable in advance.

     18. PURCHASE OF EQUIPMENT. Lessee may, upon at least one (1) month prior written notice to Lessor, purchase any line item of Equipment upon expiration of the Lease provided Lessee is not then in default. For Equipment line items with a fair market value end-of-Lease purchase option, the purchase price shall be the projected fair market sales value of the Equipment as of such expiration date. For Equipment line items with a prestated purchase option, the purchase price shall be specified in the Supplement if the Lessee purchases any Equipment. Lessee shall, on or before the date of purchase, pay
(a) the purchase price, (b) any applicable taxes, (c) all Rent due through the day preceding the date of purchase, and (d) any other amounts due under the Lease. Lessor shall, on the date of purchase, transfer to Lessee by bill of sale provided upon Lessee's request, without recourse or warranty of any kind, express or implied, all of Lessor's right, title and interest in and to such Equipment on an "AS IS, WHERE IS" basis, except that Lessor shall warrant title free and clear of all items and encumbrances created by or through Lessor.

     19. OPTIONAL EXTENSION. If, at the expiration of the Term, Lessee has not elected to renew the Lease, purchase or return the Equipment in accordance with Paragraph 25, and as long as Lessee is not in default under the Lease, the Lease will be extended for each unreturned item of Equipment unless (a) Lessee notifies Lessor in writing, not less than one (1) month prior to Lease expiration, that Lessee does not want the extension, or (b) the Equipment is returned to and received by Lessor within fourteen (14) days after the expiration of the Term. The extension will be under the same terms and conditions then in effect, including current Rent (but for Equipment line items with a fair market value purchase option, not less than fair market rental value as determined by Lessor at the expiration of the
Term) and will continue on a day-to-day basis until the earlier of termination by either party upon one (1) month prior written notice, or six
(6) years after expiration of the initial Term. For purposes of this Paragraph, current Rent shall be calculated as the sum of the Lease payments over the initial Term divided by the initial Term of the Lease.

     20. INSPECTION; MARKING; FINANCING STATEMENT. Upon reasonable advance request, Lessee agrees to allow Lessor to inspect the Equipment and its maintenance records during Lessee's normal business hours, subject to Lessee's reasonable security procedures. Lessee will affix to the Equipment any identifying labels supplied by Lessor indicating ownership. The filing of any Uniform Commercial Code financing statements in connection with a Lease or Financing Transaction shall be governed by the terms and conditions of the applicable Supplement and any Supplement addendum.

     21. EQUIPMENT USE. Lessee agrees that Equipment will be used for business purposes and not primarily for personal, family or household purposes and that it will be used in accordance with applicable laws and regulations.

     22. MAINTENANCE. Lessee shall, at its expense, on its own or through third parties, keep the Equipment in a suitable environment as specified by the Equipment manufacturer, and in good condition and working order, ordinary wear and tear excepted.

     23. ALTERATIONS; MODIFICATIONS; PARTS. For the purposes of this
Agreement, a "Part" is any component or element of the Equipment, a "Modification" is any upgrade, feature or other change to the Equipment which is or has been offered for sale by the Equipment manufacturer and which contains no Part which has been changed or altered since its original manufacture; an "Alteration" is any change to the Equipment which is not a Modification. Lessee may modify or alter the Equipment only upon prior written notice to Lessor. Lessee may obtain new or used Alterations or Modifications from any supplier and may finance them with sources other than Lessor provided no security interest is created that encumbers or conflicts with Lessor's ownership of the Equipment. Any Lessor-owned Parts that Lessee removes shall remain Lessor's property and Lessee shall not make such Parts available for sale, transfer, exchange or other disposition without Lessor's prior written consent.

     Before returning the Equipment to Lessor, Lessee agrees to remove any Alteration and may remove any Modification not owned by Lessor. If removed, Lessee agrees to, at its expense, restore the Equipment to its original condition using the removed Parts, normal wear and tear excepted. If Lessor had previously consented to the disposition of removed Parts, the restoration must be with Parts Lessor owns or supplies, or those supplied by a source approved by Lessor. If not removed, such Modifications shall become the property of Lessor, without charge, free of any items or encumbrances.





     Changes or additions made to items of Equipment in connection with maintenance or warranty services, including engineering changes, utilizing manufacturer's genuine parts, are exempt from the terms of this Paragraph, and any Parts installed in connection with such services shall become the property of Lessor.

     24. LEASES FOR MODIFICATIONS. At Lessee's request, and subject to satisfactory credit review, Lessor will lease or finance new Modifications, used Modifications from Lessor's inventory, and Financed items associated with the Modifications. Leases for Modifications will be at then current terms and conditions and must be coterminous with the underlying Equipment Lease.

     25. RETURN OF EQUIPMENT. Lessee will return the Equipment to Lessor upon expiration or termination of the Lease. Upon return, the Equipment must be in good condition and working order, normal wear and tear excepted and qualified for the manufacturer's maintenance service, if available. Lessee will return the Equipment to the nearest IBM Credit consolidation and refurbishment center for that type of Equipment located in the contiguous United States. Unless otherwise agreed, Lessee is responsible for: a) deinstallation, packing and return of the Equipment and any associated costs and b) any cost to qualify the Equipment for the manufacturer's maintenance service, or, if not available, the cost to return the Equipment to good working condition. The return of the Equipment shall constitute a full release by Lessee of any leasehold rights or possessory interest in the Equipment.

     26. CASUALTY INSURANCE; LOSS OR DAMAGE. Lessor will maintain, at its own expense, insurance covering loss of or damage to the Equipment (excluding any Modifications or Alterations not subject to a Lease under this Agreement) with a $5,000 deductible per occurrence. If any item of Equipment shall be lost, stolen, destroyed or irreparably damaged for any cause whatsoever ("Casualty Loss") before the Rent Commencement Date, the Lease with respect to that item shall terminate. If any item of Equipment suffers Casualty Loss, or shall be otherwise damaged, on or after the Rent Commencement Date, Lessee shall promptly inform Lessor. To claim a Casualty Loss Lessee must file a police or fire department report or other appropriate documentation substantiating the Casualty Loss. If Lessor determines that the item can be economically repaired, Lessee shall place the item in good condition and working order and Lessor will promptly reimburse Lessee the reasonable cost of such repair, less the deductible. If not so reparable, Lessee shall pay Lessor or Lesser of $5,000 or the fair market sales value of the Equipment immediately prior to the Casualty Loss. Upon Lessor's receipt of payment the Lease with respect to that item shall terminate and Lessee's obligation to pay Rent for the Equipment will be deemed to have ceased as of the date of the Casualty Loss. For purposes of this Paragraph, Lessor will consider the manufacturer's charge for such repair to be the reasonable cost of repair.

     27. TAXES. Lessee shall promptly reimburse Lessor, as additional Rent, for all taxes, charges, and fees levied by any governmental body or agency upon or in connection with this Agreement, excluding, however, all taxes on or measured by the net income of Lessor.

     28. LESSOR'S PAYMENT. If Lessee fails to pay taxes as required under this Agreement, discharge any items or encumbrances on the Equipment (other than those created by or through Lessor), or otherwise fails to perform any other provision Lessee is required to perform under this Agreement, Lessor shall have the right to act in Lessee's stead so as to protect Lessor's interests, in which case, Lessee shall pay Lessor one cost thereof.

     29. TAX INDEMNIFICATION. Solely for Leases entered into on the basis that Lessor is the owner of the Equipment for tax purposes, Lessor and Lessee agree that Lessor shall be entitled to certain federal and state tax benefits available to an owner of Equipment, including, under the Internal Revenue Code of 1986, as amended (the "Code"), the maximum Modified Accelerated Cost Recovery System deductions for 5-year property and deductions for interest expense incurred to finance the purchase of the Equipment ("Tax Benefits"). Lessee represents and warrants that (a) at no time will Lessee take or omit to take any action which would result in a loss, reduction, disallowance, recapture or other unavailability ("Loss") to Lessor (or the consolidated group with which Lessor files tax returns) of the Tax Benefits, and (b) Lessee will take no position inconsistent with the assumption that Lessor is the owner of the Equipment for federal income tax purposes. Upon Lessor's written notice to Lessee that a Loss of Tax Benefits has occurred, Lessee shall reimburse Lessor an amount that shall make Lessor's after-tax rate of return and cash flows ("Financial Returns") over the Term of the Lease equal to the expected Financial Returns that would have been otherwise available. Lessee shall have no obligation to reimburse Lessor for a Loss of Tax Benefits resulting from (i) a determination that a Lease does not constitute a true lease for federal income tax purposes, provided such determination is not the result of an act of Lessee, or (ii) a change in the tax law after the applicable Rent Commencement Date.

     30. GENERAL INDEMNITY. Each Lease under this Agreement is a net lease. Lessee indemnifies Lessor against any third party claims whatsoever which arise in connection with this Agreement or Lessee's possession and use of the Equipment or a financed term hereunder including all related reasonable costs and expenses, and legal fees incurred by Lessor. Lessee shall not be liable for any claim resulting from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of any claim, Lessee shall assume full responsibility for the defense of such claim. Lessor shall cooperate as may be reasonably required in such defense.

     31. LIABILITY INSURANCE. Lessee shall obtain and maintain commercial general liability insurance, in the amount of at least $1,000,000 or more for each occurrence, with an insurer having a "Best Policyholders' rating of B+ or better. The policy shall name Lessor as an additional insured as Lessor's interests may appear and shall contain a clause requiring the insurer to give Lessor at least one (1) month prior written notice of the cancellation, or any material alteration in the terms of the policy. Lessee shall furnish to Lessor, upon request, evidence that such insurance coverage is in effect.

     32. SUBLEASE AND RELOCATION OF EQUIPMENT; ASSIGNMENT BY LESSEE. Upon one (1) month prior written notice to Lessor, Lessee may relocate the Equipment to another of its business locations provided that Lessee remains the end user of the Equipment. Any other relocation requires Lessor's prior written consent. Upon Lessor's prior written consent, which will not be unreasonably withheld, Lessee may sublease the Equipment to another end user. No sublease or relocation shall relieve Lessee of its obligations under the Lease and Lessee will be responsible for all costs and expenses associated with any relocation or sublease of the Equipment, including additional taxes or any Tax Loss incurred by Lessor. In no event shall Lessee remove or allow the Equipment to be removed from the United States. LESSEE SHALL NOT ASSIGN, TRANSFER OR OTHERWISE DISPOSE OF ANY LEASE OR FINANCING TRANSACTION, ANY EQUIPMENT, OR ANY INTEREST THEREIN, OR CREATE OR SUFFER ANY LEVY, LIEN OR ENCUMBRANCE THEREOF EXCEPT THOSE CREATED BY OR THROUGH LESSOR.

     33. ASSIGNMENT BY LESSOR. Lessee acknowledges and understands that the terms and conditions of the Leases and Financing Transactions have been fixed to enable Lessor to sell and assign its interest or grant a security interest or interests in the Leases and Financing Transactions and the Equipment, individually or together, in whole or in part, for the purpose of securing loans to Lessor or otherwise. Lessee shall not assert against any such assignee any setoff, defense or counterclaim that Lessee may have against Lessor or any other person. Lessor shall not be relieved of its obligations hereunder as a result of any such assignment unless Lessee expressly consents thereto, nor shall any rights or obligations of Lessee be changed except as described herein.

     34. FINANCING. Any one-time charge (indicated on the Supplement as the "Amount Financed") for a Financed item will be paid by Lessor to Lessee's Supplier or directly to Lessee. Any other charges which may be owned or due to Lessee's Supplier shall be paid directly to Lessee's Supplier by Lessee. Lessee's obligation to pay Rent for the Financed item shall not be affected by any discontinuance, return or destruction of any Financed Item on or after the date Lessor makes funds available. If Lessee discontinues any of the Financed Items in accordance with the terms of the applicable agreement with Lessee's Supplier prior to the date Lessor makes funds available, then the Financing Transaction with respect to the affected one-time charge shall be cancelled.

     35. FINANCING PREPAYMENT. (DOES NOT APPLY FOR ITEMS OF EQUIPMENT). Lessee may terminate a Financing Transaction (but not a Lease with respect to an Item or Equipment) by prepaying its remaining Rent. Lessee shall provide Lessor with at least one (1) month prior written notice of the intended prepayment date. Lessor may, depending on market conditions at the time, reduce the remaining Rent to reflect such prepayment and shall advise the Lessee of the balance to be paid. If prior to Lease expiration, Lessee purchases Equipment on Lease or if a Lease is terminated, Lessee shall at the same time prepay any related line items of Financing Transactions.

     36. DELINQUENT PAYMENTS. If any amount to be paid to Lessor is not paid on or before its due date, Lessee shall pay Lessor two percent (2%) of the unpaid amount for each month or part thereof from the due date until the date paid or, if less, the maximum allowed by law.

     37. DEFAULT; NO WAIVER. Lessee shall be in default under this Agreement upon the occurrence of any of the following events: (a) Lessee fails to pay any amount when due under this Agreement and such failure shall continue for a period of seven (7) days after the due date; (b) Lessee subleases, relocates, assigns or makes any transfer in violation of the terms of this Agreement; (c) Lessee fails to perform any other obligations or violates any of its covenants or representations under a Lease or Financing Transaction, or Lessee fails to perform any of its obligations under any other agreement it may have with Lessor, and such failure or breach shall continue for a period of fifteen (15) days after written notice is received by Lessee from Lessor; (d) Lessee or any guarantor at Lessee's obligations under this Agreement makes a misrepresentation in any application for credit or other financial data required to be provided by Lessee in connection with a Lease of financing Transaction; (e) Lessee or a guarantor makes an assignment for the benefit of creditors, or consents to appointment of a trustee.

or receiver, or if either shall be appointed for Lessee or a guarantor or for a substantial part of its property without its consent; (f) any petition or proceeding is filed by or against Lessee or a guarantor under any Federal or State bankruptcy or insolvency code or similar law, and if such petition is involuntary, it is not dismissed within sixty (60) days after filing thereof;
(g) Lessee or a guarantor sells or disposes of all or substantially all of its assets (and Lessor does not consent to the same) or ceases doing business; or (h) a guarantor or the provider of any other credit enhancement under this Agreement breaches, terminates without Lessor's consent or contests any guaranty or other credit enhancement document of which Lessor is a beneficiary.

   Lessor shall be in default under this Agreement upon the occurrence of any of the following events: (I) Lessor breaches Lessee's right of quiet enjoyment (except in an instance where Lessee is in default under the applicable Lease or Financing Transaction), and Lessor is unable to remedy such breach within fifteen (15) days of Lessee's written to Lessor thereof;
(ii) Lessor fails to perform any other provisions or violates any of its covenants or representations under a Lease or Financing Transaction and such failure or breach shall continue for a period of fifteen (15) days after written notice is received by Lessor from Lessee; (III) Lessor makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver, or if either shall be appointed for Lessor or for a substantial part of its property without its consent; or (iv) any petition or proceeding is filed by or against Lessor under any Federal or State bankruptcy or insolvency code or similar law and, if such petition is involuntary, it is not dismissed within sixty (60) days after filing thereof.

   Any failure of either party to require strict performance by the other party or any waiver by either party of any provision in a Lease, Financing Transaction or this Agreement shall not be construed as a consent or waiver of any other breach of the same or any other provision.

   38. REMEDIES. If Lessee is in default under this Agreement, all amounts due and to decome due under each Lease and Financing Transaction shall be immediately due and payable, without further notice from Lessor, and Lessor shall have the right in its sole discretion, to exercise any one or more of the following remedies in order to protect its interests, reasonably expected profits and economic benefits under this Agreement. Lessor may (a) declare any Lease or Financing Transaction entered into pursuant to this Agreement to be in default; (b) terminate in whole or in part any Lease or Financing Transaction; (c) recover from Lessee any or all amounts then due and to become due; (d) take possession of any or all items of Equipment, wherever located, without demand or notice, without any court order or other process of law, in accordance with Lessee's reasonable security procedures; and (e) demand that Lessee return any or all such items of Equipment to Lessor in accordance with Paragraph 25 and, for each day that Lessee shall fail to return any item of Equipment, Lessor may demand an amount equal to the current Rent, prorated on the basis of a 30-day month. Upon repossession or return of any item of Equipment, Lessor shall sell, lease or otherwise dispose of such item in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof towards the amounts due under the Lease but only after deducting (I) in the case of sale, the estimated fair market sales value of such item as of the schedules expiration of the Lease; or (II) in the case of any replacement lease, the rent due for any period beyond the scheduled expiration of the Lease for such item; and (III) in either case, all reasonable and necessary expenses, including reasonable legal fees, incurred in connection therewith. Any excess net proceeds are to retained by Lessor. Lessor may pursue any other remedy available at law or in equity. No right or remedy is exclusive of any other provided herein or permitted by law or equity; all such rights and remedies shall be cumulative and may be enforced concurrently or individually.

   If Lessor is in default under this Agreement, Lessee's exclusive and sole remedy shall be (x) to terminate the applicable Lease or Financing Transaction and return the applicable items of Equipment to Lessor, and (y) to recover damages arising out of such default from Lessor, and all reasonable and necessary expenses, including reasonable legal fees, incurred in connection therewith.

   39. LESSOR'S EXPENSES. Lessee shall pay Lessor all reasonable costs and expenses, including reasonable legal and collection fees, incurred by Lessor in enforcing the terms, conditions or provisions of this Agreement.

   40. OWNERSHIP; PERSONAL PROPERTY; LICENSED PROGRAM MATERIALS. The Equipment under Lease is and shall be the property of Lessor. Lessee shall have no right, title or interest therein except as set forth in the Lease. The Equipment is, and shall at all times be and remain, personal property and shall not become a fixture or realty. Licensed programs that Lessee acquires and finances with Lessor remain the property of their licensor. Ownership of licensed programs is governed by the license agreement between the licensor and Lessee, and is not affected by this Agreement.

   41. NOTICES; ADMINISTRATION. Service of all motives under the Agreement shall be sufficient if delivered personally or mailed to Lessee at its address specified in the Supplement or to IBM Credit Corporation as Lessor in care of the IBM location specified in the Supplement or invoice. Notices by mail will be effective on receipt or three (3) days after being deposited in the United States mail, duly addressed and with postage prepaid, whichever is earlier. Notices of default will be sent certified mail, or registered mail, or delivered in person and will be effective when received by the party. Notices, consents and approvals from or by Lessor will be given by the party or on its behalf by IBM and all payments will be made to IBM until Lessor notifies Lessee otherwise.

   42. LESSEE REPRESENTATION. Lessee represents and warrants that, as of the date it enters into any Lease or Financing Transaction under this Agreement;
(a) Lessee is a legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and in each jurisdiction where Equipment and Financed items will be located, with full power to enter into this Agreement and any transactions contemplated herein;
(b) this Agreement and any Lease or Financing Transaction hereunder have been duly authorized and executed by Lessee and constitute valid, legal, and binding agreements, enforceable in accordance with their terms; (c) the execution and performance by Lessee of its obligations under this Agreement and any Lease or Financing Transaction will not violate any judgment, order, law or governmental regulation affecting Lessee or any provision of Lessee's documents of organization, or result in a breach or default of any instrument or agreement to which Lesee is a party or to which Lessee may be bound.

   43. GENERAL. Lessee agrees to take such further action and to execute such additional documents, instruments and financing statements as Lessor shall reasonably request to complete any Lease or Financing Transaction under this Agreement or to protect Lessor's interest in the Equipment or Financed Items.

    This agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute but one and the same document.

   44. APPLICABLE LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the laws of the State of New York. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall remain in effect.

                                                         North Castle Drive
IBM CREDIT CORPORATION                                    Armonk, NY 10504-1785
                                                         914/765-1900
                                                         www.financing.ibm.com

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                     ADDENDUM TO TERM LEASE MASTER AGREEMENT

Enterprise No. 8515451             Term Lease Master Agreement No. 8414109
                                                                   -------

  Customer No. 8414109                                Addendum No. 52250699

Lessor and STARTEC GLOBAL OPERATING CO (Lessee) agree that the Term Lease Master Agreement between the parties is hereby modified as follows:

A Paragraph 32 - Sublease and Relocation of Equipment; Assignment by Lessee - at the end of the paragraph add the following:

   "Notwithstanding anything to the contrary in this Paragraph, Lessee may relocate the Equipment without consent from or notice to Lessor provided such Equipment is specifically designed and designated as portable, any relocation is the result of temporary trips taken in the ordinary course of business and the Equipment is returned to the original Equipment Location."

Prepared by: J CODY
June 16, 1999

Accepted by:
IBM Credit Corporation                 STARTEC GLOBAL OPERATING CO

For or as Lessor:

by ___________________________         by
                                          -------------------
    Authorized Signature                  Authorized Signature


   ___________________________
                                          -------------------------
   Name (Type or Print)   Date            Name (Type or Print)  Date
S2250699/BP6

This Addendum is valid if accepted by STARTEC GLOBAL OPERATING CO and IBM Credit Corporation no later that July 28, 1999.





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                  NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
                                                   Addendum No. S2250699



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